EXHIBIT 99.2

CSI ELECTRICAL CONTRACTORS, INC.

interim Financial Statements

SIX MONTHS ENDED JUNE 30, 2019 AND 2018

(Unaudited)

CSI ELECTRICAL CONTRACTORS, INC.

SIX MONTHS ENDED JUNE 30, 2019 AND 2018

CONTENTS

Page

Financial statements:

Balance sheet as of June 30, 2019 (unaudited) and December 31, 2018	1-2

Unaudited statement of income and retained earnings for the six months ended June 30, 2019 and 2018	3

Unaudited statement of cash flows for the six months ended June 30, 2019 and 2018	4

Unaudited notes to financial statements	5-12

CSI ELECTRICAL CONTRACTORS, INC.

BALANCE SHEET

	June 30,	December 31,
	2019	2018
ASSETS	(unaudited)

Current assets :
Cash and cash equivalents	$2,801,642	$4,726,531
Contract receivable (notes 1 and 2)	93,338,567	92,978,576
Costs and estimated earnings in excess of billings
on uncompleted contracts (note 3)	11,690,188	10,996,076
Prepaid charges and other assets	421,460	601,790
Cash value of life insurance	1,624,241	1,524,695

Total Current Assets	109,876,098	110,827,668

Property and equipment, net of accumulated depreciation (note 4)	3,029,273	3,249,848

Other assets :
Note receivable (note 5)	95,097	75,526
Other	148,977	103,454

Total Other Assets	244,074	178,980

	$113,149,445	$114,256,496

The accompanying notes are an integral part of these financial statement

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CSI ELECTRICAL CONTRACTORS, INC.

BALANCE SHEET – (Continued)

	June 30,	December 31,
	2019	2018
LIABILITIES AND STOCKHOLDER'S EQUITY	(unaudited)

Current liabilities :
Current maturities of long term debt (note 8)	31,002	$830,768
Bank lines of credit (note 7)	16,510,000	7,977,715
Accounts payable	21,376,099	33,505,716
Billings in excess of costs and estimated earnings on uncompleted contracts (note 3)	26,896,611	26,642,648
Accrued salaries and benefits	9,574,717	6,011,143
Compensated absences	1,291,264	988,376
Accrued union benefits	3,449,040	4,789,916
Other accruals	422,238	30,402

Total Current Liabilities	79,550,971	80,776,684

Longs-term debt, less current maturities (note 8)	103,869	1,395,014

Stockholders' equity :
Common stock, 8,000 shares issued and outstanding	8,000	8,000
Retained earnings	33,486,605	32,076,798

Total Stockholders' Equity	33,494,605	32,084,798

	$113,149,445	$114,256,496

The accompanying notes are an integral part of these financial statement

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CSI ELECTRICAL CONTRACTORS, INC.

UNAUDITED STATEMENT OF INCOME AND RETAINED EARNINGS

	Six months ended June 30,
	2019		2018

Contract revenues earned	$158,679,160	100.0%	$117,270,608	100.0%

Cost of revenues earned	121,607,690	76.6	91,479,448	78.0

Gross profit	37,071,470	23.4	25,791,160	22.0

Indirect expenses	7,164,744	4.5	5,113,642	4.4
Selling, general and administrative expense	20,923,125	13.2	13,405,916	11.4

Income from operations	8,983,601	5.7	7,271,602	6.2

Other income and (expense):
Other income	30	0.0	16	0.0
Loss on the sale of assets	(230,624)	(0.2)	-	0.0
Interest income	-	0.0	538	0.0
Interest expense	(134,762)	(0.1)	(100,003)	(0.1)

Total other expense	(365,356)	(0.3)	(99,449)	(0.1)

Income before state income taxes	8,618,245	5.4	7,172,153	6.1

Provision for state income taxes	18,059	0.0	85,500	0.1

Net income	8,600,186	5.4%	7,086,653	6.0%

Beginning retained earnings	32,076,798		25,160,909

Shareholder distributions (note 9)	(7,190,379)		(3,119,381)

Ending retained earnings	$33,486,605		$29,128,181

The accompanying notes are an integral part of these financial statement

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CSI ELECTRICAL CONTRACTORS, INC.

UNAUDITED STATEMENT OF CASH FLOW

	Six months ended June 30,
	2019	2018
Cash flows from operating activities :
Net income	$8,600,186	$7,086,653
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	422,835	454,555
Loss on sale of property and equipment	230,624	-
Decrease (increase) in:
Contracts receivable	(359,991)	15,911,115
Costs and estimated earnings in excess of billings	(694,112)	(1,006,133)
Prepaid charges and other assets	180,330	352,534
Increase (decrease) in:
Accounts payable	(12,129,617)	(1,808,530)
Billings in excess of costs and estimated earnings	253,963	(8,488,915)
Accrued salaries and benefits	3,563,574	(15,344)
Compensated absences	302,888	42,829
Accrued union benefits	(1,340,876)	(350,699)
Other accruals	391,836	(424,720)
Franchise tax payable	-	(15,936)

Net cash (used) provided by operating activities	(578,360)	11,737,409

Cash flows from investing activities :
Shareholder distributions	(7,190,379)	(3,119,381)
Increase in cash value of life insurance	(99,546)	(59,554)
Acquisition of property and equipment	(441,684)	(376,002)
Proceeds from disposition of property and equipment	8,800	-

Net cash used by investing activities	(7,722,809)	(3,554,937)

Cash flows from financing activities :
Increase in notes receivable	(19,571)	(19,038)
Other financing activities	(45,523)	(16,504)
Decrease in officer advances	-	39,735
Borrowings (repayments) under bank line of credit	8,532,285	(12,679,357)
Repayments of long-term debt, net	(2,090,911)	(107,335)

Net cash provided (used) by financing activities	6,376,280	(12,782,499)

Net decrease in cash and cash equivalents	(1,924,889)	(4,600,027)

Cash at beginning of year	4,726,531	4,684,370

Cash at end of period	$2,801,642	$84,343

Supplementary cash flow disclosures:
Interest paid	$134,762	$100,103
State income taxes paid	$4,995	$76,936

The accompanying notes are an integral part of these financial statement

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CSI ELECTRICAL CONTRACTORS, INC.

UNAUDITED NOTES TO FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2019 AND 2018

Explanatory Note

The results of operations for CSI Electrical Contractors, Inc. (California) as of and for the six months ended June 30, 2019 and 2018 are set forth below. These results were derived from the unaudited results of CSI Electrical Contractors, Inc. (California) and have been included herein for informational purposes.

1.	Nature of Operations and Significant Accounting Policies

Nature of operations:

CSI Electrical Contractors, Inc., (the “Company”) is an electrical subcontracting company. Work is performed under fixed price and cost-plus fee contracts. The length of the Company's contracts varies but is typically less than one year, therefore assets and liabilities are classified as current and noncurrent.

Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue and cost recognition:

Revenues from fixed-price construction contracts are recognized on the percentage-of-completion method, measured by the percentage of direct costs incurred to date to the estimated total direct costs for each contract. Management considers this the best available measure of progress on these contracts. Revenues from cost-plus-fee contacts are recognized on the basis of costs incurred during the period plus the fee earned, measured by the cost-to-cost method.

Contract costs include all direct material and labor costs. Indirect costs are costs related to contract performance such as indirect labor, union benefits, equipment, supplies, tools and repairs. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated

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1.	Nature of Operations and Significant Accounting Policies (Continued)

profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements are accounted for as changes in estimates in the current period.

The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts" represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts" represents billings in excess of revenues recognized.

Contracts receivable:

Contracts receivables are based on contracted prices. The Company provides an allowance for doubtful collections which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Normal contract receivables are due 30 days after the issuance of the invoice. Contract retentions are due 30 days after completion of the project and acceptance by the owner. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

Property and equipment:

Property and equipment are recorded at cost and are being depreciated over their estimated useful lives ranging from 3 to 7 years, by use of the straight-line and declining balance methods.

Income taxes:

As of January 1, 2008 the Company elected to be taxed as an S-Corporation. California franchise tax is computed at 1.5% of estimated taxable income, less anticipated research, enterprise zone, and other State of California tax credits.

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2.	Contracts Receivable

	June 30,	December 31,
	2019	2018
Contracts receivable
Billed:
Completed contracts	$3,057,749	$4,610,721
Contracts in progress	65,391,128	69,841,370
Retainage	24,943,643	18,526,485
	93,392,520	92,978,576

Less: Allowances for doubtful collections	(53,953)	-
	93,338,567	92,978,576

3.	Costs and Estimated Earnings on Uncompleted Contracts

	June 30,	December 31,
	2019	2018

Costs incurred on uncompleted contracts	$370,070,141	$307,564,228
Estimated earnings	75,996,313	51,281,012
	446,066,454	358,845,240
Less: billings to date	461,272,877	374,491,812
	$(15,206,423)	$(15,646,572)

Included in the accompanying balance sheet
under the following captions:
Costs and estimated earnings in excess of
billings on uncompleted contracts	$11,690,188	$10,996,076
Billings in excess of costs and estimated
earnings on uncompleted contracts	$(26,896,611)	(26,642,648)
	$(15,206,423)	$(15,646,572)

4.	Property and Equipment

	June 30,	December 31,
	2019	2018
Assets
Leasehold improvements	$3,398,800	$3,263,190
Furniture and fixtures	1,313,987	1,313,987
Computer equipment	2,534,195	2,618,490
Machinery and equipment	1,977,331	1,957,507
Transportation equipment	428,559	524,496
	9,652,872	9,677,670
Less accumulated depreciation	(6,623,599)	(6,427,822)

Net property and equipment	$3,029,273	$3,249,848

5.	Note Receivable

Notes receivable consist of short-term advances to a Company officer and an entity unrelated to the Company.

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6.	Related-Party Transactions

On October 9, 2002 the Company entered into an agreement to lease its corporate office facility from a California limited liability company, of which the Company's president has a majority interest. The term of the agreement was 21 years with a single five-year renewal option. The lease provides monthly payments of $32,400 for the first 36 months, $34,500 for the next 60 months and $36,180 for the remaining term. On April 2, 2018 the Company entered into a lease amendment providing for monthly payments of $42,120 commencing May 1, 2018 and continuing for the remaining lease term. Lease expense under this agreement totaled $252,720 and $234,900 for the six months ended June 30, 2019 and 2018, respectively.

7.	Bank Lines of Credit

On November 20, 2018 and August 19, 2016, the Company negotiated a $28,000,000 and $18,000,000, respectively, revolving line of credit with MUFG Bank. The line is secured by the assets of the corporation, require payment of interest only and was scheduled to mature on April 30, 2019. An amendment was signed extending the terms through October 31, 2019 in the amount of $18,000,000. The interest rate is variable based on 2.35 percentage points above the Bank's LIBOR rate.

The agreement includes various financial covenants, including a minimum net worth, debt to equity and current ratios, and company profitability. The agreements also place restrictions on shareholder loan repayments.

At June 30, 2019 and December 31, 2018, $16,510,000 and $7,977,715, respectively, was advanced on the line. The Company was in compliance with all loan covenants. Additionally, on October 3, 2018 MUFG Union Bank has issued a Standby Letter of Credit in the amount of $1,490,000 and $950,000 in 2017 in favor of Zurich American Insurance Company relating to the Company’s high deductible workers compensation plan.

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8.	Long-Term Debt

Long-term debt at June 30, 2019 and December 31, 2018, consists of the following:

	June 30,	December 31,
	2019	2018

Capital lease, payable to Toyota Commercial Finance in 60 monthly installments of $610.67, including interest at a rate of 4.59% per annum. $1.00 bargain purchase at lease end.	$20,702	$23,971
Commercial loan payable to MUFG Union bank. Maximum principal $1,000,000, payable in 48 equal installments beginning on July 31, 2016, plus interest payable monthly, at 2.75 percentage points above the bank's LIBOR rate. Loan matures June 30, 2020.	-	355,500
Auto loan payable in 72 monthly installments of $2,370, including interest at a rate of .99%, through February 2024.	114,169	126,401
Note payable to former shareholder and officer for the repurchase of 7.14% of Company common stock, payable beginning on September 17, 2018 in 60 monthly installments of $30,547, including interest at 5% per annum.	-	1,079,837
Note payable to former shareholder and officer for the repurchase of 12.5% of Company common stock, payable beginning on December 31, 2016 in five annual installments of $344,234, including interest at 5% per annum.	-	640,073
	134,871	2,225,782
Less current maturity	(31,002)	(830,768)
	$103,869	$1,395,014

Maturities of long-term debt are as follows:

As of June 30,
2019

Remainder of 2019	$15,501
2020	31,002
2021	31,002
2022	28,824
2023	24,465
Thereafter	4,077
$134,871

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9.	Shareholder Distributions

As part of the decision to elect S-Corporation status for income tax reporting, it is the Company's policy to distribute cash to each shareholder, in part, as reimbursement for the individual income tax liability resulting from the pass through of the Company's taxable income.

For the six months ended June 30, 2019 a total of $7,190,379 has been distributed. A majority of these distributions were to reimburse the shareholders for their 2018 individual income tax liability and 2019 federal and state safe-harbor installments of individual income taxes.

For the six months ended June 30, 2018 a total of $3,119,381 has been distributed. A majority of these distributions were to reimburse the shareholders for their 2017 individual income tax liability and 2018 federal and state safe-harbor installments of individual income taxes.

10.	Operating lease Agreements

The Company rents vehicles, equipment and satellite office facilities under various operating leases. Total rent expense under all operating leases was approximately $1,385,033 and $779,771 for the six months ended June 30, 2019 and 2018, respectively.

Minimum rents due under the leases are as follows:

As of June 30,
2019

Remainder of 2019	$1,484,415
2020	2,766,174
2021	2,513,696
2022	1,983,047
2023	1,501,578
$10,248,910

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11.	Backlog

The following schedule summarizes changes in backlog on contracts for the six months ended June 30, 2019. Backlog represents the amount of revenue the Company expects to realize from work performed on uncompleted contracts in progress at year end and from contractual agreements on which work has not yet begun.

Backlog balance at December 31, 2018	$219,897,385
Contract adjustments	65,030,261
New contracts during the period	78,341,537
363,269,183
Less contract revenue earned during the period	(158,679,161)
Backlog balance at June 30, 2019	$204,590,022

12.	Contingent Liability

In July 2017 a wage and hour class action was brought in Fresno County Superior Court alleging seven causes of action including Failure to Pay Wages. Mediation has been set for October 2, 2019. Company counsel has advised that the Company will vigorously defend this case and cannot predict a potential outcome until the court has ruled on whether the case can proceed on a class action basis.

The Company has been served with several Notices to Cure relating to delays in construction from an ongoing project. Assessment of liquidated damages has been threatened. The Company has responded to the Notices and is preparing its own claim for damages related to breach of contract. Company counsel has indicated it is too early to assess potential damages.

In August 2019, CSI was served with a complaint in California state court from an electrical contractor alleging, unfair competition, intentional interference with prospective economic advantage, misappropriation of trade secrets and conspiracy.

No contingent liability has been recorded as of June 30, 2019 and 2018.

13.	Surety Bonds

The Company, as a condition for entering into some of it's construction contracts, had outstanding surety bonds approximating $50,911,119 and $17,849,159 as of June 30, 2019 and 2018, respectively. The bonds are collateralized by the personal guarantee of the shareholder and his spouse.

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14.	Profit Sharing Plan

The Company has a defined contribution 401(k) profit sharing plan covering all full-time employees who have met certain requirements as to length of service, age, and who are not members of a collective bargaining unit. The plan assets are held by a life insurance company as trustee. The Company contributes to each participant's account a matching contribution equal to 50% of the participant's deferred salary that does not exceed 6% of compensation, once the participant has obtained one year of service. Additionally, the Company makes an annual discretionary contribution to the plan.

For the six months ended June 30, 2019 and 2018 the Company declared $239,741 and $138,604 in matching and $550,000 and $275,230 in discretionary plan contributions, respectively.

15.	Subsequent Events

On July 15, 2019, substantially all of the Company’s assets and liabilities were acquired by MYR Group, Inc., a holding company of specialty electrical construction service providers. The total consideration received was approximately $79.7 million, subject to working capital and net asset adjustments. Additionally, there could also be contingent payments based on the successful achievement of certain performance targets and continued employment of certain key executives of the Company.

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